UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

Camber Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

450 Gears Road, Suite 860

Houston, Texas 77067

(Address of principal executive offices, including zip code)

(713) 528-1881

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2017, Camber Energy, Inc. (“we”, “us” and the “Company”), entered into an amendment dated March 31, 2017, to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, both dated November 13, 2014 (the “Amendment”), with Louise H. Rogers (“Rogers”), our senior lender. Pursuant to the Amendment, the parties agreed to amend the (a) November 13, 2014 Second Amended Letter Loan Agreement (the “Amended Letter Loan”) and (b) November 13, 2014 Second Amended Promissory Note (the “Amended Note”), by extending the maturity date thereunder from April 30, 2017 to July 31, 2017. We also agreed to pay $9,000 to Rogers and $9,000 to Robertson Global Credit, LLC, the servicer of the Amended Note, in connection with our entry into the Amendment.

The foregoing descriptions of the Amendment are not complete and are qualified in their entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1, and incorporated by reference in this Item 1.01.

Item 8.01 Other Events.

On February 6, 2017, the Company issued a press release announcing the extension of maturity date for the Company’s senior secured loan agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Amendment Dated March 31, 2017, to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, both dated November 13, 2014, by and between Camber Energy, Inc. and Louise H. Rogers

99.1*	Press release issued on April 6, 2017 regarding extension of maturity date for senior secured loan agreement.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Dated: April 7, 2017	By:	/s/ Anthony C. Schnur
Anthony C. Schnur, Chief Executive Officer